SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2021

IVANHOE CAPITAL ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-39845	98-1567584
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Avenue of the Americas
5th Floor
New York, NY 10036
 (Address of principal executive offices,
including zip code)

(646) 452-7037

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	IVAN.U	The New York Stock Exchange
Class A Ordinary Shares included as part of the units	IVAN	The New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	IVAN WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Business Combination Agreement

On July 12, 2021, Ivanhoe Capital Acquisition Corp., a Cayman Islands exempted company (“Ivanhoe”), entered into a Business Combination Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “Agreement”), with Wormhole Merger Sub Pte. Ltd., a Singapore private company limited by shares and wholly owned subsidiary of Ivanhoe (“Amalgamation Sub”), and SES Holdings Pte. Ltd., a Singapore private company limited by shares (“SES”). The Agreement and the transactions contemplated thereby (collectively, the “Business Combination”) were unanimously approved by the boards of directors of each of Ivanhoe, Amalgamation Sub and SES.

The Business Combination

Pursuant to the Agreement, and upon the terms and subject to the conditions set forth therein, and in accordance with the Companies Act, Chapter 50 of Singapore and other applicable law, Amalgamation Sub and SES will amalgamate (the “Amalgamation”), with SES surviving the Amalgamation as the amalgamated company (SES, in its capacity as the company surviving the Amalgamation, the “Amalgamated Company”). Prior to consummation of the Business Combination, Ivanhoe will migrate out of the Cayman Islands and domesticate as a Delaware corporation (the “Domestication”) and be renamed “SES AI Corporation” (Ivanhoe, following the Domestication, “New SES”).

As a result of the Domestication, (i) each Class A ordinary share, par value $0.0001 per share, of Ivanhoe (the “Class A ordinary shares”), issued and outstanding immediately prior to the Domestication will convert into one share of Class A common stock, par value $0.0001 per share, of New SES (the “Class A common stock”); (ii) each Class B ordinary share, par value $0.0001 per share, of Ivanhoe (the “Class B ordinary shares”), issued and outstanding immediately prior to the Domestication will convert into one share of Class B common stock, par value $0.0001 per share, of New SES (the “Class B common stock”); (iii) each Ivanhoe warrant to purchase Class A ordinary shares issued and outstanding immediately prior to the Domestication will convert into one warrant to purchase shares of Class A common stock and (iv) each Ivanhoe unit issued and outstanding immediately prior to the Domestication will convert into one unit of New SES (such units to be split into their component parts of one share of Class A common stock and one-third of one warrant to purchase shares of Class A common stock. Immediately following the Domestication, each issued and outstanding share of Class B common stock will convert into one share of Class A common stock (the “Conversion”).

The total consideration to be paid to the shareholders of SES equals $2,810,000,000 and will be payable in shares of Class A common stock (valued at $10.00 per share). At the effective time of the Amalgamation (the “Effective Time”), each ordinary share and each preference share of SES issued and outstanding immediately prior to the Effective Time (collectively, the “SES Shares”) (other than SES Shares held in SES’s treasury (collectively, the “Excluded Shares”), the SES Restricted Shares (as defined below) and the SES Shares held by Qichao Hu and certain entities affiliated with Mr. Hu (collectively, the “SES Founder Group”)) will be cancelled and automatically represent the right to receive a number of fully paid and nonassessable shares of Class A common stock equal to the Exchange Ratio (as defined below), plus cash in lieu of fractional shares. Additionally, each SES Share held by the SES Founder Group issued and outstanding immediately prior to the Effective Time will be cancelled and automatically represent the right to receive a number of fully paid and nonassessable shares of Class B common stock equal to the Exchange Ratio, plus cash in lieu of fractional shares. The shares of Class B common stock will have the same economic rights as the shares of Class A common stock, but following the Effective Time, each share of Class B common stock will be entitled to 10 votes, and each share of Class A common stock will be entitled to 1 vote, in each case, on each matter submitted for a vote of the New SES stockholders. For purposes of the Agreement, “Exchange Ratio” means the quotient obtained by dividing 281,000,000 by (a) the aggregate number of SES Shares that are issued and outstanding immediately prior to the Effective Time and that are issuable upon the exercise of all vested SES Options (as defined below) and SES Restricted Shares issued and outstanding as of immediately prior to the Effective Time minus (b) the Excluded Shares.

In addition to the consideration described above, the SES shareholders and optionholders will be entitled to receive 30,000,000 shares of Class A common stock (valued at $10.00 per share) (the “Earn-Out Shares”) if the closing price of shares of Class A common stock of New SES is equal to or greater than $18.00 during the period beginning on the date that is one year following the closing of the Business Combination (the “Closing”) and ending on the date that is five years following the Closing. SES optionholders will receive their Earn-Out Shares in the form of restricted shares of New SES at Closing, which will be subject to vesting based on the same terms as the Earn-Out Shares and will also be subject to forfeiture if such optionholder’s service with New SES terminates prior to the vesting.

In connection with the Amalgamation, each SES restricted share (the “SES Restricted Shares”) that is issued and outstanding immediately prior to the Effective Time will be assumed by New SES and converted into a number of shares of Class A common stock equal to the product (rounded to the nearest whole number of shares) of (A) the total number of SES ordinary shares subject to such SES Restricted Share immediately prior to the Effective Time multiplied by (B) the Exchange Ratio. In addition, each SES option (the “SES Options”) that is outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) will be assumed by New SES and converted into an option to acquire Class A common stock at an adjusted exercise price per share, with the number of shares of Class A common stock subject to each option determined by multiplying the number of SES Shares subject to the corresponding SES Option by the Exchange Ratio and rounding the resulting number down to the nearest whole number of shares of Class A common stock.

The Closing is expected to occur in the third or fourth quarter of 2021, subject to the satisfaction of certain customary closing conditions described below.

Representations and Warranties; Covenants

The Agreement contains representations and warranties of each of the parties thereto that are customary for transactions of this type, including with respect to the operations of Ivahnoe, Amalgamation Sub and SES. The representations and warranties made in the Agreement will not survive the Closing. In addition, the Agreement contains customary pre-closing covenants, including the obligation of SES to conduct its business in the ordinary course consistent with past practice and to refrain from taking specified actions, subject to certain exceptions. The parties have also undertaken to procure approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and Ivanhoe has agreed to adopt an equity incentive plan effective upon Closing, as described in the Agreement.

Governance

The parties have agreed to take all action within their power as may be necessary or appropriate such that, effective immediately after the Closing, the board of directors of New SES (the “New SES Board”) will consist of up to seven directors, including Robert Friedland, the Chairman and Chief Executive Officer of Ivanhoe, Qichao Hu and other nominees to be designated by the Company prior to Closing.

Conditions to Each Party’s Obligations

The obligation of Ivanhoe, Amalgamation Sub and SES to consummate the Business Combination is subject to the satisfaction certain of closing conditions, including, but not limited to, (i) the expiration or termination of the applicable waiting period under the HSR Act, (ii) the approval of the Business Combination by the requisite Ivanhoe shareholders, (iii) the delivery of written consents from SES shareholders owning the requisite number of SES Shares to approve the Business Combination (the “SES Written Consents”), (iv) the Registration Statement on Form S-4 relating to the Business Combination becoming effective and (v) the absence of any applicable law prohibiting, enjoining or making illegal the consummation of the Business Combination. In addition, the obligation of Ivanhoe to consummate the Business Combination is subject to the satisfaction of other closing conditions, including, but not limited to, (i) the representations and warranties of SES being true and correct to the standards applicable to such representations and warranties and each of the covenants of SES having been performed or complied with in all material respects and (ii) no Company Material Adverse Effect (as defined in the Agreement) having occurred. The obligation of SES to consummate the Business Combination is also subject to the satisfaction of other closing conditions, including, but not limited to, (i) the representations and warranties of Ivanhoe and Amalgamation Sub being true and correct to the standards applicable to such representations and warranties and each of the covenants of Ivanhoe and Amalgamation Sub having been performed or complied with in all material respects, (ii) the completion of the Domestication in accordance with the terms and conditions set forth in the Agreement and (iii) the aggregate cash proceeds from Ivanhoe’s trust account, together with the proceeds from the PIPE Financing (as defined below), equaling no less than $200,000,000 (after deducting any amounts paid to Ivanhoe shareholders that exercise their redemption rights in connection with the Business Combination and after the payment of any transaction costs of Ivanhoe and SES).

Redemption Offer

Ivanhoe will provide the holders of Class A ordinary shares the right to redeem all or a portion of their Class A ordinary shares in connection with the Business Combination, as set forth in the governing documents of Ivanhoe.

Termination

The Agreement may be terminated under certain customary and limited circumstances prior to the Closing, including, among others, (i) by mutual written consent of Ivanhoe and SES; (ii) by Ivanhoe if the representations and warranties of SES are not true and correct or if SES fails to perform any covenant or agreement set forth in the Agreement such that certain conditions to Closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods; (iii) by SES if the representations and warranties of Ivanhoe and Amalgamation Sub are not true and correct or if Ivanhoe or Amalgamation Sub fails to perform any covenant or agreement set forth in the Agreement such that certain conditions to Closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods; (iv) subject to certain limited exceptions, by either Ivanhoe or SES if the Business Combination is not consummated by February 12, 2022; (v) by either Ivanhoe or SES if the approval by the requisite Ivanhoe shareholders of the Business Combination is not obtained; (vi) subject to certain limited exceptions, by either SES or Ivanhoe if a governmental entity issues a final, nonappealable order having the effect of permanently restraining, enjoining or otherwise prohibiting the Business Combination; and (vii) by SES if the board of directors of Ivanhoe takes or fails to take certain actions changing its recommendation to Ivanhoe’s shareholders to vote in favor of the Domestication and the Business Combination.

If the Agreement is validly terminated, and except in the case of any breach of any covenant or agreement or actual fraud, none of the parties to the Agreement will have any liability or any further obligation under the Agreement other than customary confidentiality obligations.

A copy of the Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Agreement is qualified in its entirety by reference thereto. The Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Ivanhoe does not believe that these schedules contain information that is material to an investment decision.

Lock-up Arrangements

In connection with the Closing, certain SES shareholders will enter into a registration rights agreement with New SES pursuant to which, among other things, they will agree not to transfer, sell or assign their shares of Class A common stock for six months following the Closing.

On July 12, 2021, Ivanhoe, Ivanhoe Capital Sponsor LLC (the “Sponsor”) and Ivanhoe’s directors and officers (the “Ivanhoe Insiders”) entered into an amendment (the “IPO Letter Agreement Amendment”) to that certain letter agreement, dated as of January 6, 2021, delivered to Ivanhoe by the Sponsor and the Insiders in connection with Ivanhoe’s initial public offering of units, pursuant to which the Sponsor and the Ivanhoe insiders agreed to certain lock-up restrictions on the Class A common stock to be received by such parties in connection with the Domestication (the “Subject Shares”). In particular, the Sponsor and the Insiders agreed not to transfer, sell or assign the Subject Shares until the earlier of (i) (v) with respect to 20% of such Subject Shares, until the date that is 180 days after the Closing, (w) with respect to 20% of such Subject Shares, until the closing price of the Class A common stock equals or exceeds $12.00 for any 20 trading days within a 30-trading day period following the date that is 150 days after the Closing (the “Requisite Trading Period”), (x) with respect to 20% of such Subject Shares, until the closing price of the Class A common stock equals or exceeds $14.00 for the Requisite Trading Period, (y) with respect to 20% of such Subject Shares, until the closing price of the Class A common stock equals or exceeds $16.00 for the Requisite Trading Period, and (z) with respect to the remaining 20% of such Subject Shares, until the closing price of the Class A common stock equals or exceeds $18.00 for the Requisite Trading Period, and (ii) the date on which New SES completes a liquidation, merger, capital stock exchange or other similar transaction after the Closing that results in all of the stockholders having the right to exchange their common stock for cash, securities or other property; provided that in the event that the per-share value of the cash, securities or other property to be received by the holders of Class A common stock in such liquidation, merger, capital stock exchange or other similar transaction (the “Per Share Transaction Value”) is less than $18.00, then the Subject Shares will be released from these transfer restrictions to the Sponsor and the Insiders on a pro rata basis as follows: (x) to the extent not previously released, all Subject Shares that are subject to release upon achievement of any share price performance requirements that are less than the Per Share Transaction Value will be released, and (y) the number of Subject Shares that would be released upon the achievement of the next share price performance requirement that is higher than the Per Share Transaction Value (the “Release Threshold”), multiplied by (b) a fraction, the numerator of which equals (x) 2, minus (y) the amount by which the Release Threshold exceeds the Per Share Transaction Value, and the denominator of which equals 2, will be released. Any Subject Shares not released pursuant to the preceding sentence will be forfeited and cancelled.

The foregoing description of the IPO Letter Agreement Amendment is subject to and qualified in its entirety by reference to the full text of the IPO Letter Agreement Amendment, a copy of which is attached as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

PIPE Financing

Concurrently with the execution of the Agreement, Ivanhoe entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Ivanhoe agreed to issue and sell to such PIPE Investors, immediately prior to Closing, an aggregate of 20,000,000 shares of Class A common stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $200,000,000 (the “PIPE Financing”).

The closing of the PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreements provide that Ivanhoe will grant the PIPE Investors certain customary registration rights.

The foregoing description of the Subscription Agreements and the PIPE Financing is subject to and qualified in its entirety by reference to the full text of the form of Subscription Agreement, a copy of which is attached as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

Sponsor Letter Agreement

Concurrently with the execution of the Agreement, Ivanhoe entered into a letter agreement (the “Sponsor Letter Agreement”) with the Sponsor, pursuant to which the Sponsor agreed to, among other things, (i) vote at any meeting of Ivanhoe’s shareholders, and in any action by written resolution of Ivanhoe’s shareholders, all of its Class B ordinary shares in favor of the Business Combination and the other proposals to be voted upon at the Ivanhoe shareholder meeting; (ii) be bound by certain other covenants and agreements related to the Business Combination and (iii) waive the anti-dilution protection with respect to the Class B ordinary shares, in each case, on the terms and subject to the conditions set forth in Sponsor Letter Agreement.

The foregoing description of the Sponsor Letter Agreement is subject to and qualified in its entirety by reference to the full text of the Sponsor Letter Agreement, a copy of which is attached as Exhibit 10.3 hereto, and the terms of which are incorporated herein by reference.

Support Agreement

Concurrently with the execution of the Agreement, certain shareholders of SES representing the requisite votes necessary to approve the Business Combination entered into a support agreement (the “Support Agreement”) with Ivanhoe, pursuant to which each such shareholder agreed to, among other things, (i) vote at any meeting of SES’s shareholders, and in any action by written consent of SES’s shareholders, all of its SES equity securities in favor of the adoption and approval of the Agreement and the transactions contemplated thereby, including the Amalgamation; (ii) be bound by certain other covenants and agreements related to the Business Combination and (iii) be bound by certain transfer restrictions with respect to such securities, in each case, on the terms and subject to the conditions set forth in the Support Agreement.

The foregoing description of the Support Agreement is subject to and qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is attached as Exhibit 10.4 hereto, and the terms of which are incorporated herein by reference.

Director Nomination Agreement and Board Observation Agreement

Concurrently with the execution of the Agreement, Ivanhoe and SES entered into a director nomination agreement (the “Director Nomination Agreement”) with General Motors Ventures LLC (“GM”), pursuant to which, among other things, GM will have the right to nominate one person for election to the New SES Board from and after the Effective Time for so long as GM, together with its affiliates, collectively continue to beneficially own at least 5% of the fully diluted outstanding equity securities of New SES. Additionally, concurrently with the execution of the Agreement, Ivanhoe and SES entered into a board observation agreement (the “Board Observation Agreement”) with Hyundai Motor Company (“Hyundai”), pursuant to which, among other things, Hyundai will have the right to appoint one person to act as a non-voting observer to the New SES Board from and after the Effective Time for so long as Hyundai, together with its affiliates, collectively continue to beneficially own at least 2% of the fully diluted outstanding equity securities of New SES.

The foregoing description of the Director Nomination Agreement and the Board Observation Agreement is subject to and qualified in its entirety by reference to the full text of the Director Nomination Agreement and the Board Observation Agreement, copies of which is attached as Exhibit 10.5 and Exhibit 10.6, respectively, hereto, and the terms of which are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the heading “PIPE Financing” is incorporated by reference herein. The securities that may be issued in connection with the Subscription Agreements will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure

On July 13, 2021, Ivanhoe and SES each issued a press release announcing the parties’ entry into the Agreement. Each press release is attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and is incorporated by reference herein.

Attached as Exhibit 99.3 hereto and incorporated into this Item 7.01 by reference is the investor presentation that Ivanhoe and SES prepared for use in connection with the announcement of the Business Combination.

Attached as Exhibit 99.4 and incorporated herein by reference is the transcript of a pre-recorded investor call discussing the merger that was released on July 13, 2021.

Attached as Exhibit 99.5 and incorporated herein by reference is a summary of certain risk factors that are applicable to the Business Combination and the business of SES, made available to potential investors in the PIPE Investment.

On July 13, 20201, SES posted certain third-party technical reports titled, “Test Report: RPT-21-635_Ivanhoe_Cell Characterization_Rev.1,” “SES Cell Electrical Test,” “Summary of 3rd Party Testing of SES Hybrid Lithium-Metal Cells,” and “SES Hybrid Lithium Metal Battery Technology Assessment Report,” to its website. Each of the reports may be found at https://www.ses.com on the “Investor Resources” page in the section titled “Investor Presentation and Due Diligence.” The reports are attached hereto as Exhibit 99.6, Exhibit 99.7, Exhibit 99.8 and Exhibit 99.9, respectively, and are each incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 through Exhibit 99.9, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1 through 99.9.

Forward-Looking Statements

All statements other than statements of historical facts contained in this Current Report on Form 8-K (this “Current Report”) are “forward-looking statements.” Forward-looking statements can generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” and other similar expressions that predict or indicate future events or events or trends that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics, projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this Current Report, and on the current expectations of SES's and Ivanhoe's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of SES and Ivanhoe. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Business Combination or that the approval of the shareholders of SES or Ivanhoe is not obtained; the failure to realize the anticipated benefits of the Business Combination; risks relating to the uncertainty of the projected financial information with respect to SES; risks related to the development and commercialization of SES's battery technology and the timing and achievement of expected business milestones; the effects of competition on SES's business; the amount of redemption requests made by Ivanhoe's public shareholders; the ability of Ivanhoe or the combined company to issue equity or equity-linked securities or obtain debt financing in connection with the Business Combination or in the future and those factors discussed in Ivanhoe's annual report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31. 2021, under the heading "Risk Factors," and other documents of Ivanhoe filed, or to be filed, with the SEC. If any of these risks materialize or Ivanhoe's or SES's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Ivanhoe nor SES presently know or that Ivanhoe and SES currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Ivanhoe's and SES's expectations, plans or forecasts of future events and views as of the date of this Current Report. Ivanhoe and SES anticipate that subsequent events and developments will cause Ivanhoe's and SES's assessments to change. However, while Ivanhoe and SES may elect to update these forward-looking statements at some point in the future, Ivanhoe and SES specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Ivanhoe's and SES's assessments as of any date subsequent to the date of this Current Report. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Additional Information

This Current Report relates to the proposed Business Combination between Ivanhoe and SES. This Current Report does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Ivanhoe intends to file a Registration Statement on Form S-4 with the SEC, which will include a document that serves as a joint prospectus and proxy statement, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all Ivanhoe shareholders. Ivanhoe will also file other documents regarding the proposed Business Combination with the SEC. Before making any voting decision, investors and security holders of Ivanhoe are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed Business Combination as they become available because they will contain important information about the proposed Business Combination.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Ivanhoe through the website maintained by the SEC at www.sec.gov. The documents filed by Ivanhoe with the SEC also may be obtained free of charge upon written request to Ivanhoe Capital Acquisition Corp., 1177 Avenue of the Americas, 5th Floor, New York, New York 10036.

Participants in the Solicitation

Ivanhoe, SES and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Ivanhoe’s shareholders in connection with the proposed Business Combination. A list of the names of such directors, executive officers, other members of management and employees, and information regarding their interests in the Business Combination will be contained in Ivanhoe’s filings with the SEC, including Ivanhoe’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 31, 2021, and such information and names of SES’s directors and executive officers will also be in the Registration Statement on Form S-4 to be filed with the SEC by Ivanhoe. Additional information regarding the interests of such potential participants in the solicitation process may also be included in other relevant documents when they are filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1*	Business Combination Agreement, dated as of July 12, 2021, among Ivanhoe Capital Acquisition Corp., Wormhole Merger Sub Pte. Ltd. and SES Holdings Pte. Ltd.

10.1	IPO Letter Agreement Amendment, dated as of July 12, 2021, by Ivanhoe Capital Sponsor LLC and the officers and directors of Ivanhoe Capital Acquisition Corp.

10.2	Form of Subscription Agreement for Institutional Investors

10.3	Form of Subscription Agreement for Individual Investors

10.4	Sponsor Letter Agreement, dated as of July 12, 2021, between Ivanhoe Capital Acquisition Corp. and Ivanhoe Capital Sponsor LLC

10.5	Support Agreement, dated as of July 12, 2021, by and among Ivanhoe Capital Acquisition Corp. and certain shareholders of SES

10.6	Director Nomination Agreement, dated as of July 12, 2021, by and among Ivanhoe Capital Acquisition Corp., SES Holdings Pte. Ltd. and General Motors Ventures LLC

10.7	Board Observation Agreement, dated as of July 12, 2021, by and among Ivanhoe Capital Acquisition Corp., SES Holdings Pte. Ltd. and Hyundai Motor Company

99.1	Press Release dated July 13, 2021 (Ivanhoe Business Combination Announcement)

99.2	Press Release dated July 13, 2021 (SES - Business Combination Announcement)

99.3	Investor Presentation

99.4	Investor Call Script

99.5	Summary Risk Factors

99.6	Test Report: RPT-21-635_Ivanhoe_Cell Characteriazation_Rev.1

99.7	SES Cell Electrical Test

99.8	Summary of 3rd Party Testing of SES Hybrid Lithium-Metal Cells

99.9	SES Hybrid Lithium Metal Battery Technology Assessment Report

*The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Ivanhoe agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2021	IVANHOE CAPITAL ACQUISITION CORP.
	By:	/s/ Gary Gartner
Name: Gary Gartner
Title: Chief Financial Officer